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                                                                    EXHIBIT 99.1

                               GKH PARTNERS, L.P.
                                November 12, 2002

                                                      Melvyn N. Klein
                                                      Managing General Partner

Mark S. Berg. Esq.
Senior Vice President and General Counsel
Hanover Compressor Company
12001 N. Houston Rosslyn

Houston, TX  77086

Dear Mark:

     I am writing to let you know that the General Partner of GKH Investments, L.P. has notified its limited partners today that it is extending the winding-up process of the Partnership for an additional twelve months (i.e., from January 25, 2003 until January 25, 2004).

     It needs to be emphasized, however, that no decision has been made as to when or how the Hanover Compressor shares held by the Partnership will be distributed. The General Partner reserves the right to distribute some or all of the shares at any time. Therefore, no inference should be drawn from the extension of the life of the Partnership that the Partnership will, in fact, avail itself of the extension.

                                           Sincerely,

                                           /s/ Melvyn N. Klein

                                           Melvyn N. Klein

MNK/sb